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                                                                   EXHIBIT 99.1
                                                                   ------------

                    WINTHROP PARTNERS 80 LIMITED PARTNERSHIP
                    ----------------------------------------
                         FORM 10-QSB SEPTEMBER 30, 2003
                         ------------------------------





SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

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

         1. Statement of Cash Available for Distribution for the three months ended September 30, 2003:

                  Net income                                                                      $           139,000
                  Add:   Depreciation and amortization charged to income not
                         affecting cash available for distribution                                             38,000
                         Cash from reserves                                                                    37,000
                                                                                                 ---------------------
                         Cash Available for Distribution                                          $           214,000
                                                                                                 =====================
                         Distributions allocated to General Partners                              $               -
                                                                                                 =====================
                         Distributions allocated to Limited Partners                              $           214,000
                                                                                                 =====================
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          2.       Fees and other compensation paid or accrued by the
                   Partnership to the General Partners, or their affiliates,
                   during the three months ended September 30, 2003:

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

         Entity Receiving                                           Form of
           Compensation                                           Compensation                            Amount
        ------------------                     --------------------------------------------               ------
         Winthrop
         Management LLC                               Property Management Fees                        $       4,000

         General Partners                             Interest in Cash Available for Distribution     $        -

         Affiliates of the General
            Partner                                   Interest in Cash Available for Distribution     $      48,000

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